United States
Securities and Exchange Commission
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
CBIZ, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Amendment of Definitive Proxy Statement
     The version of the Definitive Proxy Statement of CBIZ, Inc. filed through EDGAR on April 10, 2006 contains errors in the plot points table printed under the Stockholder Return Performance Presentation graph on page 18. The originally filed table, marked with strikethrough notation to designate the incorrect data, is set out below. The corrected table of plot points which should have been included is represented at the bottom. The graph itself correctly represents the performance presentation.
     The printed version of the CBIZ Definitive Proxy Statement, which was distributed to Stockholders on or about April 10, 2006, correctly displays the Stockholder Return Performance Presentation graph and its plot points. Therefore, there is no amendment to the printed version of the Proxy Statement distributed to Stockholders.
Originally Filed Table of Plot Points

	2000	2001	2002	2003	2004
CBIZ, Inc.	100	~~80~~	~~40~~	~~140~~	~~160~~
S&P 500	100	~~90~~	~~100~~	~~60~~	~~20~~
Peer Group	100	~~40~~	~~140~~	~~20~~	~~25~~

Corrected Version of Plot Points Table

	2000	2001	2002	2003	2004	2005
CBIZ, Inc.	100	204.44	235.56	397.33	387.56	535.11
S&P 500	100	88.12	68.64	88.33	97.94	102.75
Peer Group	100	74.96	71.09	96.64	106.22	114.47